Exhibit 99.1

Sterling Bancorp Reports Third Quarter 2024 Financial Results

Southfield, Michigan, October 30, 2024 — Sterling Bancorp, Inc. (NASDAQ: SBT) (“Sterling” or the “Company”), the holding company of Sterling Bank and Trust, F.S.B. (the “Bank”), today reported its unaudited financial results for the third quarter ended September 30, 2024.

Third Quarter 2024 Highlights

•	Net loss of $(0.1) million, or $(0.00) per diluted share
•	Net interest margin of 2.30%
•	Nonperforming loans of $13.2 million, 1.08% of total loans and 0.54% of total assets
•	Provision for (recovery of) credit losses of $(2.3) million; ratio of allowance for credit losses to total loans of 2.04%
•	Non-interest expense of $15.6 million
•	Shareholders’ equity of $334.6 million
•	Company’s consolidated and Bank’s leverage ratio of 14.18% and 13.72%, respectively
•	Total deposits of $2.1 billion
•	Total gross loans of $1.2 billion

The Company reported a net loss of $(0.1) million, or $(0.00) per diluted share, for the quarter ended September 30, 2024, compared to net income of $1.3 million, or $0.03 per diluted share, for the quarter ended June 30, 2024.

As previously disclosed, on September 15, 2024, Sterling, the Bank and EverBank Financial Corp (“EverBank”) entered into a definitive stock purchase agreement providing for the purchase by EverBank of all of the issued and outstanding shares of capital stock of the Bank from Sterling (the “Transaction”) for cash consideration of $261.0 million. Also on September 15, 2024, Sterling’s board of directors unanimously approved a plan of dissolution providing for the dissolution of Sterling under Michigan law following the closing of the Transaction. The Transaction is expected to close in the first quarter of 2025. The Transaction is subject to customary closing conditions, among which include the approval of the definitive stock purchase agreement, the Transaction and the plan of dissolution by the requisite vote of the Company’s shareholders and the receipt of required regulatory approvals.

Balance Sheet

Total Assets – Total assets were $2.4 billion at September 30, 2024, an increase of $63.8 million, or 3%, from June 30, 2024.

Cash and due from banks increased $110.6 million, or 18%, to $710.4 million at September 30, 2024 compared to $599.8 million at June 30, 2024 primarily due to net cash inflows from the growth in deposits and the decline in loans. Debt securities decreased $5.5 million, or 1%, to $436.4 million at September 30, 2024. All debt securities are available for sale, have a relatively short duration and are considered part of our liquid assets.

Total gross loans of $1.2 billion at September 30, 2024 decreased $40.5 million, or 3%, from June 30, 2024. Residential real estate loans were $904.4 million, a decrease of $67.9 million, or 7%, from June 30, 2024. Commercial real estate loans were $306.9 million, an increase of $29.7 million, or 11%, from June 30, 2024.

Total Deposits – Total deposits were $2.1 billion at September 30, 2024, an increase of $53.7 million, or 3%, from June 30, 2024. Money market, savings and NOW deposits were $1.1 billion, a decrease of $12.3 million from June 30, 2024. Time deposits were $972.2 million, an increase of $67.0 million from June 30, 2024. Noninterest-bearing deposits were $31.3 million at September 30, 2024 compared to $32.2 million at June 30, 2024. Total estimated uninsured deposits to total deposits were approximately 22% at September 30, 2024, June 30, 2024 and December 31, 2023. Our current strategy is to continue to offer competitive interest rates on our deposit products to maintain our existing customer deposit base and maintain our liquidity.

Capital – Total shareholders’ equity was $334.6 million at September 30, 2024, an increase of $5.7 million compared to $328.9 million at June 30, 2024, primarily due to a $5.3 million reduction in the unrealized loss on our debt securities portfolio included in accumulated other comprehensive loss.

At September 30, 2024, the consolidated Company’s and Bank’s leverage ratios were 14.18% and 13.72%, respectively. Both the Company and the Bank are required to maintain a Tier 1 leverage ratio of greater than 9.0% to have satisfied the minimum regulatory capital requirements as well as the capital ratio requirements to be considered well capitalized for regulatory purposes.

Asset Quality and Provision for (Recovery of) Credit Losses – A provision for (recovery of) credit losses of $(2.3) million was recorded for the third quarter of 2024 compared to $(2.1) million for the second quarter of 2024. In the third quarter of 2024, the recovery of credit losses related to loans of $(2.6) million was primarily due to the reduction in the commercial real estate portfolio’s allowance reflecting the continued strong credit quality of the portfolio. In addition, the residential mortgage portfolio’s allowance had a reduction primarily due to continued run-off of that portfolio. A provision for credit losses on unfunded commitments was recorded for the three months ended September 30, 2024 and June 30, 2024 of $0.3 million and $0.1 million, respectively. The allowance for credit losses at September 30, 2024 was $25.0 million, or 2.04% of total loans, compared to $27.6 million, or 2.18% of total loans at June 30, 2024.

Recoveries of loan losses during the third and second quarter of 2024 were $10 thousand and $440 thousand, respectively, with no charge offs in either quarter.

Nonperforming loans, comprised primarily of nonaccrual residential real estate loans, totaled $13.2 million, or 0.54% of total assets at September 30, 2024, compared to $12.2 million, or 0.51% of total assets at June 30, 2024.

Results of Operations

Net Interest Income and Net Interest Margin – Net interest income for the third quarter of 2024 was $13.6 million compared to $14.4 million for the second quarter of 2024. The net interest margin was 2.30% and 2.44% for the third and second quarter of 2024, respectively. The decrease in net interest income during the third quarter of 2024 compared to the prior quarter was primarily due to a $1.3 million increase in interest expense. This increase in interest expense reflects an increase in the average balance of interest-bearing deposits of $42.0 million, or 2%, as well as a 15 basis point increase in the rate paid on deposits during the third quarter of 2024 over the rate paid during the second quarter of 2024. This increase in interest expense was partially offset by a $0.6 million increase in interest income earned on our average balance of investment securities and other interest-earnings assets. Interest income on loans declined $0.1 million in the third quarter of 2024 as compared to the prior quarter as a decline in the average loan portfolio balance of $28.2 million, or 2%, was offset in part by an 11 basis point increase in the yield on the average loan portfolio. The increase in the yield was due primarily to a 7 basis point increase in residential mortgage rates resetting in the higher interest rate environment and a 46 basis point increase in commercial real estate loan yields due to the growth in the portfolio at yields higher than the second quarter portfolio yield.

Non-Interest Income – Non-interest income for the third quarter of 2024 as comparted to the second quarter of 2024 was essentially unchanged as an unrealized gain on an equity security of $0.2 million was offset by $0.2 million less in funds received from the Federal Home Loan Bank based on the performance of loans previously sold to them.

Non-Interest Expense – Non-interest expense of $15.6 million for the third quarter of 2024 reflected an increase of $0.7 million, or 5%, compared to $14.9 million for the second quarter of 2024. This increase was primarily due to a $0.9 million increase in professional fees which included increased professional fees incurred in connection with the Transaction. Salaries and employee benefits expense increased $0.3 million, or 4%, primarily due to the annual merit increase and adjustments to certain employees’ base compensation. Partially offsetting the increases in professional fees and salaries and employee benefits, other expenses decreased $0.5 million, or 32%.

Income Tax Expense – For the three months ended September 30, 2024, the Company recorded an income tax expense of $0.9 million. Income tax expense includes an additional $0.6 million in the third quarter of 2024 to reverse a tax position previously taken on the deductibility of interest earned on U.S. government obligations under applicable state tax law. For the three months ended June 30, 2024, the Company recorded an income tax expense of $0.6 million, or an effective tax rate of 33.0%. Our effective tax rate varies from the statutory rate primarily due to the correction in the third quarter of 2024 discussed above as well as the impact of non-deductible compensation-related expenses.

About Sterling Bancorp, Inc.

Sterling Bancorp, Inc. is a unitary thrift holding company. Its wholly owned subsidiary, Sterling Bank and Trust, F.S.B., has primary branch operations in the San Francisco and Los Angeles, California metropolitan areas and New York City. Sterling also has an operations center and a branch in Southfield, Michigan. Sterling offers a range of loan products as well as retail and business banking services. For additional information, please visit the Company’s website at http://www.sterlingbank.com.

Forward-Looking Statements

This Press Release contains certain statements that are, or may be deemed to be, “forward-looking statements” regarding the Company’s plans, expectations, thoughts, beliefs, estimates, goals and outlook for the future. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance, including any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “attribute,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook” and “would” or the negative versions of those words or other comparable words or phrases of a future or forward-looking nature, though the absence of these words does not mean a statement is not forward-looking. All statements other than statements of historical facts, including but not limited to statements regarding expectations for the anticipated sale of the Bank and ensuing Plan of Dissolution, the economy and financial markets, credit quality, the regulatory scheme governing our industry, competition in our industry, interest rates, our liquidity, our business and our governance, are forward-looking statements. We have based the forward-looking statements in this Press Release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, prospects, business strategy and financial needs. These forward-looking statements are not historical facts, and they are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. There can be no assurance that future developments will be those that have been anticipated. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. The risks, uncertainties and other factors detailed from time to time in our public filings, including those included in the disclosures under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2024, subsequent periodic reports and future periodic reports, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in the Company’s forward-looking statements. These risks are not exhaustive. Other sections of this Press Release and our filings with the Securities and Exchange Commission include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this Press Release. Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those projected in, or implied by, such forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. The Company disclaims any obligation to update, revise, or correct any forward-looking statements based on the occurrence of future events, the receipt of new information or otherwise.

Investor Contact:

Sterling Bancorp, Inc.

Karen Knott

Executive Vice President and Chief Financial Officer

(248) 359-6624

kzaborney@sterlingbank.com

Sterling Bancorp, Inc.
Consolidated Financial Highlights (Unaudited)

	At and for the Three Months Ended
	September 30,	June 30,	September 30,
(dollars in thousands, except per share data)	2024	2024	2023
Net income (loss)	$(143)	$1,316	$314
Income (loss) per share, diluted	$(0.00)	$0.03	$0.01
Net interest income	$13,618	$14,395	$15,994
Net interest margin	2.30%	2.44%	2.62%
Non-interest income	$379	$412	$384
Non-interest expense	$15,610	$14,923	$17,702
Loans, net of allowance for credit losses	$1,198,767	$1,236,687	$1,382,860
Total deposits	$2,067,193	$2,013,465	$2,040,658
Asset Quality
Nonperforming loans	$13,214	$12,213	$6,182
Allowance for credit losses to total loans	2.04%	2.18%	2.42%
Allowance for credit losses to total nonaccrual loans	189%	249%	681%
Nonaccrual loans to total loans	1.08%	0.87%	0.36%
Nonperforming loans to total loans	1.08%	0.97%	0.44%
Nonperforming loans to total assets	0.54%	0.51%	0.25%
Net charge offs (recoveries) to average loans during the period	0.00%	(0.03)%	0.00%
Provision for (recovery of) credit losses	$(2,338)	$(2,079)	$(1,942)
Net charge offs (recoveries)	$(10)	$(440)	$(1)
Performance Ratios
Return on average assets	(0.02)%	0.22%	0.05%
Return on average shareholders' equity	(0.17)%	1.62%	0.39%
Efficiency ratio (1)	111.52%	100.78%	108.08%
Yield on average interest-earning assets	5.79%	5.75%	5.39%
Cost of average interest-bearing liabilities	4.08%	3.91%	3.24%
Net interest spread	1.71%	1.84%	2.15%
Leverage Capital Ratios(2)
Consolidated	14.18%	14.26%	13.42%
Bank	13.72%	13.81%	12.93%

(1) Efficiency ratio is computed as the ratio of non-interest expense divided by the sum of net interest income and non-interest income.

(2) Leverage capital ratio is Tier 1 (core) capital to average total assets. September 30, 2024 capital ratios are estimated.

Sterling Bancorp, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

	September 30,	June 30,	%	December 31,	%	September 30,	%
(dollars in thousands)	2024	2024	change	2023	change	2023	change
Assets
Cash and due from banks	$710,372	$599,774	18%	$577,967	23%	$563,622	26%
Interest-bearing time deposits with other banks	4,983	5,232	(5)%	5,226	(5)%	1,174	N/M
Debt securities available for sale	436,409	441,930	(1)%	419,213	4%	398,302	10%
Equity securities	4,797	4,637	3%	4,703	2%	4,505	6%
Loans, net of allowance for credit losses of $24,970, $27,556, $29,404 and $34,267	1,198,767	1,236,687	(3)%	1,319,568	(9)%	1,382,860	(13)%
Accrued interest receivable	9,650	8,835	9%	8,509	13%	8,854	9%
Mortgage servicing rights, net	1,338	1,392	(4)%	1,542	(13)%	1,631	(18)%
Leasehold improvements and equipment, net	4,710	4,961	(5)%	5,430	(13)%	5,583	(16)%
Operating lease right-of-use assets	10,765	11,481	(6)%	11,454	(6)%	12,197	(12)%
Federal Home Loan Bank stock, at cost	18,423	18,423	0%	18,923	(3)%	18,923	(3)%
Federal Reserve Bank stock, at cost	9,187	9,139	1%	9,048	2%	9,001	2%
Company-owned life insurance	8,872	8,818	1%	8,711	2%	8,658	2%
Deferred tax asset, net	15,023	17,923	(16)%	16,959	(11)%	22,475	(33)%
Other assets	5,258	5,507	(5)%	8,750	(40)%	8,888	(41)%
Total assets	$2,438,554	$2,374,739	3%	$2,416,003	1%	$2,446,673	(0)%

Liabilities
Noninterest-bearing deposits	$31,276	$32,167	(3)%	$35,245	(11)%	$40,780	(23)%
Interest-bearing deposits	2,035,917	1,981,298	3%	1,968,741	3%	1,999,878	2%
Total deposits	2,067,193	2,013,465	3%	2,003,986	3%	2,040,658	1%
Federal Home Loan Bank borrowings	—	—	N/M	50,000	(100)%	50,000	(100)%
Subordinated notes, net	—	—	N/M	—	N/M	—	N/M
Operating lease liabilities	11,753	12,504	(6)%	12,537	(6)%	13,317	(12)%
Other liabilities	24,999	19,900	26%	21,757	15%	26,595	(6)%
Total liabilities	2,103,945	2,045,869	3%	2,088,280	1%	2,130,570	(1)%

Shareholders’ Equity
Preferred stock, authorized 10,000,000 shares; no shares issued and outstanding	—	—	—	—	—	—	—
Common stock, no par value, authorized shares 500,000,000; shares issued and outstanding 52,313,933, 52,371,509, 52,070,361 and 52,072,631	84,323	84,323	0%	84,323	0%	84,323	0%
Additional paid-in capital	18,210	17,592	4%	16,660	9%	15,882	15%
Retained earnings	242,940	243,083	(0)%	241,964	0%	236,901	3%
Accumulated other comprehensive loss	(10,864)	(16,128)	33%	(15,224)	29%	(21,003)	48%
Total shareholders’ equity	334,609	328,870	2%	327,723	2%	316,103	6%
Total liabilities and shareholders’ equity	$2,438,554	$2,374,739	3%	$2,416,003	1%	$2,446,673	(0)%

N/M - Not Meaningful

Sterling Bancorp, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended					Nine Months Ended
(dollars in thousands, except per share amounts)	September 30, 2024	June 30, 2024	% change	September 30, 2023	% change	September 30, 2024	September 30, 2023	% change
Interest income
Interest and fees on loans	$20,506	$20,620	(1)%	$21,663	(5)%	$62,095	$65,715	(6)%
Interest and dividends on investment securities and restricted stock	4,993	4,758	5%	3,134	59%	13,769	8,256	67%
Interest on interest-bearing cash deposits	8,855	8,486	4%	8,081	10%	25,636	19,890	29%
Total interest income	34,354	33,864	1%	32,878	4%	101,500	93,861	8%
Interest expense
Interest on deposits	20,736	19,350	7%	16,391	27%	58,186	39,537	47%
Interest on Federal Home Loan Bank borrowings	—	119	(100)%	250	(100)%	367	743	(51)%
Interest on Subordinated Notes	—	—	N/M	243	(100)%	—	3,727	(100)%
Total interest expense	20,736	19,469	7%	16,884	23%	58,553	44,007	33%
Net interest income	13,618	14,395	(5)%	15,994	(15)%	42,947	49,854	(14)%
Provision for (recovery of) credit losses	(2,338)	(2,079)	(12)%	(1,942)	(20)%	(4,376)	(4,170)	(5)%
Net interest income after provision for (recovery of) credit losses	15,956	16,474	(3)%	17,936	(11)%	47,323	54,024	(12)%
Non-interest income
Service charges and fees	69	92	(25)%	97	(29)%	248	269	(8)%
Loss on sale of investment securities	—	—	N/M	—	N/M	—	(2)	100%
Gain on sale of loans held for sale	—	—	N/M	—	N/M	—	1,695	(100)%
Unrealized gain (loss) on equity securities	160	(19)	N/M	(137)	N/M	94	(137)	N/M
Net servicing income	61	46	33%	107	(43)%	182	268	(32)%
Income earned on company-owned life insurance	84	84	0%	83	1%	251	244	3%
Other	5	209	(98)%	234	(98)%	215	236	(9)%
Total non-interest income	379	412	(8)%	384	(1)%	990	2,573	(62)%
Non-interest expense
Salaries and employee benefits	8,540	8,196	4%	8,753	(2)%	25,196	27,437	(8)%
Occupancy and equipment	2,019	2,005	1%	2,110	(4)%	6,108	6,273	(3)%
Professional fees	3,005	2,147	40%	4,242	(29)%	7,334	10,984	(33)%
FDIC insurance	260	262	(1)%	274	(5)%	784	794	(1)%
Data processing	715	742	(4)%	745	(4)%	2,190	2,237	(2)%
Other	1,071	1,571	(32)%	1,578	(32)%	4,313	5,155	(16)%
Total non-interest expense	15,610	14,923	5%	17,702	(12)%	45,925	52,880	(13)%
Income before income taxes	725	1,963	(63)%	618	17%	2,388	3,717	(36)%
Income tax expense	868	647	34%	304	N/M	1,412	1,367	3%
Net income (loss)	$(143)	$1,316	N/M	$314	N/M	$976	$2,350	(58)%

Income (loss) per share, basic and diluted	$(0.00)	$0.03		$0.01		$0.02	$0.05
Weighted average common shares outstanding:
Basic	51,059,012	50,920,703		50,699,967		50,941,371	50,606,566
Diluted	51,059,012	51,349,764		51,069,683		51,344,908	50,749,879

N/M - Not Meaningful

Sterling Bancorp, Inc.

Yield Analysis and Net Interest Income (Unaudited)

	Three Months Ended
	September 30, 2024			June 30, 2024			September 30, 2023
(dollars in thousands)	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest-earning assets
Loans(1)
Residential real estate and other consumer	$936,941	$16,005	6.83%	$1,006,040	$17,007	6.76%	$1,174,075	$17,546	5.98%
Commercial real estate	296,632	4,160	5.61%	252,380	3,252	5.15%	228,939	2,953	5.16%
Construction	5,069	150	11.84%	4,997	130	10.41%	29,337	786	10.72%
Commercial and industrial	7,427	191	10.29%	10,855	231	8.51%	17,796	378	8.50%
Total loans	1,246,069	20,506	6.58%	1,274,272	20,620	6.47%	1,450,147	21,663	5.98%
Securities, includes restricted stock(2)	476,506	4,993	4.19%	464,404	4,758	4.10%	400,838	3,134	3.13%
Other interest-earning assets	650,089	8,855	5.45%	618,846	8,486	5.49%	589,267	8,081	5.49%
Total interest-earning assets	2,372,664	34,354	5.79%	2,357,522	33,864	5.75%	2,440,252	32,878	5.39%
Noninterest-earning assets
Cash and due from banks	7,038			3,391			4,780
Other assets	29,906			29,717			29,535
Total assets	$2,409,608			$2,390,630			$2,474,567
Interest-bearing liabilities
Money market, savings and NOW	$1,077,346	$10,265	3.78%	$1,062,347	$9,827	3.71%	$1,099,070	$8,930	3.22%
Time deposits	938,514	10,471	4.43%	911,466	9,523	4.19%	907,466	7,461	3.26%
Total interest-bearing deposits	2,015,860	20,736	4.08%	1,973,813	19,350	3.93%	2,006,536	16,391	3.24%
FHLB borrowings	—	—	0.00%	24,176	119	1.95%	50,000	250	1.96%
Subordinated notes, net	—	—	0.00%	—	—	0.00%	9,218	243	10.32%
Total borrowings	—	—	0.00%	24,176	119	1.95%	59,218	493	3.26%
Total interest-bearing liabilities	2,015,860	20,736	4.08%	1,997,989	19,469	3.91%	2,065,754	16,884	3.24%
Noninterest-bearing liabilities
Demand deposits	31,507			31,930			42,355
Other liabilities	33,719			33,361			48,640
Shareholders' equity	328,522			327,350			317,818
Total liabilities and shareholders' equity	$2,409,608			$2,390,630			$2,474,567
Net interest income and spread(2)		$13,618	1.71%		$14,395	1.84%		$15,994	2.15%
Net interest margin(2)			2.30%			2.44%			2.62%

(1) Nonaccrual loans are included in the respective average loan balances. Income, if any, on such loans is recognized on a cash basis.

(2) Interest income does not include taxable equivalence adjustments.

	Nine Months Ended
	September 30, 2024			September 30, 2023
	Average		Average	Average		Average
(dollars in thousands)	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Interest-earning assets
Loans(1)
Residential real estate and other consumer	$1,002,156	$50,209	6.68%	$1,272,056	$54,310	5.69%
Commercial real estate	265,260	10,625	5.34%	225,919	8,336	4.92%
Construction	5,768	522	12.07%	34,153	2,640	10.31%
Commercial and industrial	11,110	739	8.87%	7,204	429	7.94%
Total loans	1,284,294	62,095	6.45%	1,539,332	65,715	5.69%
Securities, includes restricted stock(2)	459,603	13,769	3.99%	380,886	8,256	2.89%
Other interest-earning assets	623,672	25,636	5.48%	514,957	19,890	5.15%
Total interest-earning assets	2,367,569	101,500	5.72%	2,435,175	93,861	5.14%
Noninterest-earning assets
Cash and due from banks	5,032			4,497
Other assets	29,713			28,085
Total assets	$2,402,314			$2,467,757
Interest-bearing liabilities
Money market, savings and NOW	$1,071,565	$29,747	3.70%	$1,027,336	$19,814	2.58%
Time deposits	911,464	28,439	4.16%	926,122	19,723	2.85%
Total interest-bearing deposits	1,983,029	58,186	3.91%	1,953,458	39,537	2.71%
FHLB borrowings	24,635	367	1.98%	50,000	743	1.99%
Subordinated notes, net	—	—	0.00%	46,370	3,727	10.60%
Total borrowings	24,635	367	1.96%	96,370	4,470	6.12%
Total interest-bearing liabilities	2,007,664	58,553	3.89%	2,049,828	44,007	2.87%
Noninterest-bearing liabilities
Demand deposits	32,923			45,519
Other liabilities	34,000			57,427
Shareholders' equity	327,727			314,983
Total liabilities and shareholders' equity	$2,402,314			$2,467,757
Net interest income and spread(2)		$42,947	1.83%		$49,854	2.27%
Net interest margin(2)			2.42%			2.73%

(1) Nonaccrual loans are included in the respective average loan balances. Income, if any, on such loans is recognized on a cash basis.

(2) Interest income does not include taxable equivalence adjustments.

Sterling Bancorp, Inc.
Loan Composition (Unaudited)

	September 30,	June 30,	%	December 31,	%	September 30,	%
(dollars in thousands)	2024	2024	change	2023	change	2023	change
Residential real estate	$904,438	$972,326	(7)%	$1,085,776	(17)%	$1,139,205	(21)%
Commercial real estate	306,927	277,273	11%	236,982	30%	237,812	29%
Construction	5,212	5,050	3%	10,381	(50)%	22,292	(77)%
Commercial and industrial	7,158	9,593	(25)%	15,832	(55)%	17,809	(60)%
Other consumer	2	1	100%	1	100%	9	(78)%
Total loans held for investment	1,223,737	1,264,243	(3)%	1,348,972	(9)%	1,417,127	(14)%
Less: allowance for credit losses	(24,970)	(27,556)	(9)%	(29,404)	(15)%	(34,267)	(27)%
Loans, net	$1,198,767	$1,236,687	(3)%	$1,319,568	(9)%	$1,382,860	(13)%

Sterling Bancorp, Inc.
Allowance for Credit Losses - Loans (Unaudited)

				Three Months Ended
				September 30,	June 30,	December 31,	September 30,
(dollars in thousands)				2024	2024	2023	2023
Balance at beginning of period				$27,556	$29,257	$34,267	$36,153
Provision for (recovery of) credit losses				(2,596)	(2,141)	(4,927)	(1,887)
Charge offs				—	—	—	—
Recoveries				10	440	64	1
Balance at end of period				$24,970	$27,556	$29,404	$34,267

Sterling Bancorp, Inc.
Deposit Composition (Unaudited)

	September 30,	June 30,	%	December 31,	%	September 30,	%
(dollars in thousands)	2024	2024	change	2023	change	2023	change
Noninterest-bearing deposits	$31,276	$32,167	(3)%	$35,245	(11)%	$40,780	(23)%
Money Market, Savings and NOW	1,063,746	1,076,079	(1)%	1,095,521	(3)%	1,127,735	(6)%
Time deposits	972,171	905,219	7%	873,220	11%	872,143	11%
Total deposits	$2,067,193	$2,013,465	3%	$2,003,986	3%	$2,040,658	1%

Sterling Bancorp, Inc.
Credit Quality Data (Unaudited)

	At and for the Three Months Ended
	September 30,	June 30,	December 31,	September 30,
(dollars in thousands)	2024	2024	2023	2023
Nonaccrual loans(1)
Residential real estate	$13,187	$11,049	$8,942	$5,035
Loans past due 90 days or more and still accruing interest	27	1,164	31	1,147
Nonperforming loans	$13,214	$12,213	$8,973	$6,182
Total loans (1)	$1,223,737	$1,264,243	$1,348,972	$1,417,127
Total assets	$2,438,554	$2,374,739	$2,416,003	$2,446,673
Allowance for credit losses to total loans	2.04%	2.18%	2.18%	2.42%
Allowance for credit losses to total nonaccrual loans	189%	249%	329%	681%
Nonaccrual loans to total loans	1.08%	0.87%	0.66%	0.36%
Nonperforming loans to total loans	1.08%	0.97%	0.67%	0.44%
Nonperforming loans to total assets	0.54%	0.51%	0.37%	0.25%
Net charge offs (recoveries) to average loans during the period	0.00%	(0.03)%	0.00%	0.00%

(1) Loans are classified as held for investment and are presented before the allowance for credit losses.